Exhibit 24

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby severally constitute and appoint John Kean, Jr. and James R. Van Horn, and each of them severally, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, a Registration Statement on Form S-3 relating to the resale by certain selling shareholders of up to 216,039 shares of common stock of this Corporation and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NUI Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under said Rule 462(b).

Signature	Title	Date
/s/ John Kean, Jr. ___________ JOHN KEAN, JR.	President, Chief Executive Officer and Director (Principal executive officer)	Nov. 26, 2002
/s/ John Kean ______________ JOHN KEAN	Chairman and Director	Nov. 26, 2002
/s/ A. Mark Abramovic______ A. MARK ABRAMOVIC	Senior Vice President, Chief Operating Officer and Chief Financial Officer (Principal financial and accounting officer)	Nov. 26, 2002
/s/ Dr. Vera King Farris______ DR. VERA KING FARRIS	Director	Nov. 26, 2002
/s/ James J. Forese__________ JAMES J. FORESE	Director	Nov. 26, 2002
/s/ J. Russell Hawkins_______ J. RUSSELL HAWKINS	Director	Nov. 26, 2002
/s/ Bernard S. Lee__________ BERNARD S. LEE	Director	Nov. 26, 2002
/s/ R. V. Whisnand_________ R. V. WHISNAND	Director	Nov. 26, 2002